Exhibit 5.1

July 23, 2007

Baywood International, Inc.
14950 N. 83rd Place, Suite 1
Scottsdale, Arizona 85260

Ladies and Gentlemen:

We have acted as counsel to Baywood International, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form SB-2 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”), with respect to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) 540,000 shares (the “Preferred Shares”) of Series I 8% Cumulative Preferred Stock, $1.00 par value, of the Company (the “Convertible Preferred Stock”), (ii) 259,999,509 shares of common stock, $0.001 par value, of the Company (the “Shares”), and (iii) 60,181,250 Common Stock Purchase Warrants of the Company (the “Warrants”, and collectively with the Preferred Shares and the Shares, the “Registered Securities”).

In rendering this opinion, we have examined the originals or copies of the following documents:

(A)	Articles of Incorporation, as amended, of the Company;

(B)	Bylaws, as amended, of the Company;

(C)	Resolutions adopted by the Board of Directors of the Company pertaining to the Registered Securities;

(D)	Certificate of Designation of the Convertible Preferred Stock;

(E)	The Warrants;

(F)	The Registration Statement; and

(G)	The prospectus (the “Prospectus”) constituting a part of the Registration Statement.

We have also examined such other documents and made such other investigations as we have deemed appropriate.  As to various questions of fact material to this opinion, we have relied upon the statements, representations and certificates of officers or representatives of the Company, public officials and others.  In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.  We have not independently verified the facts so relied on.

Meltzer, Lippe, Goldstein & Breitstone, llp

Baywood International, Inc.
July 23, 2007

Based on the foregoing, and subject to the qualifications, limitations and assumptions set forth herein, we are of the opinion that the Registered Securities are, or will be when issued and paid for in accordance with the terms of the corresponding Warrants or Convertible Preferred Stock, as the case may be, validly issued fully paid and non-assessable.

We express no opinion as to any laws other than the laws of the State of New York and the federal laws of the United States of America, that in each case, in our experience, we recognize are normally applicable to transactions of the type contemplated by the Registration Statement (the “Relevant Laws”).  For the purposes of this opinion, we have assumed that the laws of the State of Nevada are the same as the laws of the State of New York.

The opinion expressed herein is based upon the Relevant Laws and interpretations thereof in effect on the date hereof, and the facts and circumstances in existence on the date hereof, and we assume no obligation to revise or supplement this opinion letter should any such law or interpretation be changed by legislative action, judicial decision or otherwise or should there be any change in such facts or circumstances.

We hereby  consent to the  reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the  Registration  Statement.  In doing so, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion is being furnished solely in connection with the filing of the Registration Statement with the Commission.   The opinions expressed herein may not be relied on or otherwise used by any other Person or by you for any other purpose, nor may this letter or any copies hereof be furnished to a third party, filed with a governmental agency, quoted, cited or otherwise referred to without our prior written consent.

Very truly yours,

/s/ Meltzer, Lippe, Goldstein & Breitstone, LLP